Exhibit 99.1

SUPERVALU Appoints Mark Gross President and Chief Executive Officer
February 3, 2016 (Minneapolis, MN) -- SUPERVALU INC. (NYSE: SVU) today announced the appointment of Mark Gross as the Company’s President and Chief Executive Officer, effective February 5, 2016. Gross, age 52, will succeed Sam Duncan who has previously announced he will be retiring.
“Mark is a talented, strategic and results-driven leader with a wealth of industry experience,” said Jerry Storch, SUPERVALU’s Non-Executive Chairman of the Company’s Board of Directors. “We are extremely pleased that Mark will be leading SUPERVALU and we look forward to working with him to drive the Company’s performance.”
“I am thrilled to join SUPERVALU,” said Mark Gross. “I am delighted to have the opportunity to help take the Company to the next level and to work with the Board and management team to set the strategic path for the future. I look forward to working with our great customers and the talented group of employees in this Company, including working with Eric Claus as SUPERVALU continues to explore and prepare for a potential spin-off of Save-A-Lot.”
SUPERVALU also announced that Sam Duncan will be stepping down from the Company’s 11-person Board of Directors effective with his retirement on February 29, 2016, and that until that time, he will continue with the Company as a special advisor to the Company’s Board of Directors to facilitate a smooth transition. Gross will be appointed to the Board effective March 1, 2016. Additionally, the Company said that Bruce Besanko, Chief Operating Officer, will report to Gross and continue to oversee the day-to-day operations of the Company’s Independent Business and Retail Food segments as well as the Company’s finance organization.
“On behalf of the entire Board of Directors, I want to thank Sam for the tremendous job he has done these past three years,” Storch said. “He has built a terrific leadership team and together they have established a strong foundation and positioned the Company for future success. We wish Sam all the best in his retirement.”
“I am proud of all that we have accomplished these past three years and thankful for the opportunity I’ve had to lead this great Company,” said Sam Duncan. “SUPERVALU has tremendous employees, customers and licensees and I leave here knowing the Company is in good hands with a strong leadership team and a great foundation in place to build on.”
About Mark Gross
Mark Gross joins SUPERVALU with 20 years of grocery and wholesale leadership experience. From 1997 to 2006, Gross worked at C&S Wholesale Grocers, including serving as Co-President of C&S’s overall operations from 2005-2006. Additionally, during his tenure with C&S, Gross served as Chief Financial Officer, General Counsel, and President of its affiliated retail grocery operations.
For the past decade, Gross has led Surry Investment Advisors, a firm he founded, to provide consulting services to grocery distributors and retailers with respect to strategic and operational matters. In this advisory role, he has assisted grocery clients on several multi-billion dollar acquisitions and divestitures and consulted with private equity firms with respect to investments in food retail, distribution and consumer packaged goods sectors.
Gross earned his law degree from the University of Pennsylvania, graduating Cum Laude, and holds a BA from Dartmouth College, where he graduated with the highest honors in his major.

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About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,407 stores composed of 1,871 independent stores serviced primarily by the Company’s food distribution business; 1,336 Save-A-Lot stores, of which 883 are operated by licensee owners; and 200 traditional retail grocery stores (store counts as of December 5, 2015). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.
CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," “anticipates,” "expects," "projects," "plans," “intends” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including uncertainties as to the transition of the role of the Company’s President and Chief Executive Officer from Mr. Duncan to Mr. Gross, the terms, timing or structure of any Save-A-Lot separation transaction and whether one will be consummated at all, and the impact of the leadership transition or any separation transaction on the businesses of SUPERVALU and the Save-A-Lot. Other factors include competition, ability to execute initiatives, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC, New Albertson’s, Inc. and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
For Investors:
Steve Bloomquist, 952-828-4144
Steve.j.bloomquist@supervalu.com

For Media
Jeff Swanson, 952-903-1645
Jeffrey.swanson@supervalu.com